EXHIBIT 4


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COMMON STOCK                 First Star Bancorp, Inc.                 CUSIP
CERTIFICATE NO.
                             INCORPORATED UNDER THE
                    LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

                                                             SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

         THIS CERTIFIES THAT:

         IS THE OWNER OF:

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                          $1.00 PAR VALUE PER SHARE OF

                            First Star Bancorp, Inc.

         The shares represented by this certificate are transferable only on the stock transfer books of the corporation by the holder of record hereof in person, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the corporation's official corporate papers filed with the Department of State of the Commonwealth of Pennsylvania (copies of which are on file with the Transfer Agent), to all of the provisions the holder by acceptance hereof, assents.

         This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

              THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT
                        FEDERALLY INSURED OR GUARANTEED.

         In  Witness  Whereof,   First  Star  Bancorp,   Inc.  has  caused  this
certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

DATED:

____________________________________      ______________________________________
PRESIDENT                                                              SECRETARY

                                      SEAL
                                Incorporated 1993



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                            FIRST STAR BANCORP, INC.

         The Board of Directors of the corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

         The shares represented by this certificate may not be cumulatively voted in the election of directors of the corporation. The Articles also require the approval of not less than 66 2/3% of the corporation's voting stock prior to the corporation engaging in certain business combinations (as defined in the Articles) with a person who is the beneficial owner of 10% or more of the corporation's outstanding voting stock, or with an affiliate or associate of the corporation. This restriction does not apply if certain approvals are obtained from the Board of Directors. The affirmative vote of holders of 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) is required to amend this and certain other provisions of the Articles.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenants in common            UNIF TRANS MIN ACT -         _______________Custodian_______________
                                                                                   (Cus)                   (Minor)
                                                                               under Uniform Transfers to Minors Act
                                                                               _______________________
                                                                                            (State)
TEN ENT -         as tenants by the entireties
JT TEN  -         as joint tenants with right of
                  survivorship and not as tenants
                  in common

     Additional abbreviations may also be used though not in the above list.

 FOR VALUE RECEIVED ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________________________________

________________________________________________________________________________________________________
   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)
________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________
shares of the common stock represented by the within certificate and do hereby irrevocably constitute and appoint
___________________________________________________________________________________________________ Attorney
to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated _____________________                 X_____________________________________________________

                                            X_____________________________________________________


         NOTICE: The signatures to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:______________________________________________________
                        THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.

Countersigned and Registered:




                         Transfer Agent and Registrar



                         By:
                            ____________________________________________________
                            Authorized Signature